UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions. *

On February 22, 2024, RE/MAX Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and full year ended December 31, 2023. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is also disclosing that it may use the remaxholdings.com, investors.remaxholdings.com, remax.com, mottomortgage.com, and wemlo.io websites as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 22, 2024, Amy Lessinger was promoted to President of RE/MAX, LLC, a subsidiary of the Company (“RE/MAX”). Ms. Lessinger succeeds Nick Bailey, President and CEO of RE/MAX, who is leaving RE/MAX and the Company.

Ms. Lessinger, 51, previously served as Senior Vice President, Region Development for RE/MAX, a position she has held since January 2022. Prior to that, she served as Vice President, Business Growth, West Region. Ms. Lessinger has been affiliated with the RE/MAX network for over 25 years. Ms. Lessinger was founding principal and Broker/Owner of RE/MAX Affiliates in Nevada, a RE/MAX franchisee. (Ms. Lessinger sold her ownership in the franchisee prior to beginning employment with RE/MAX.)

In her new position, Ms. Lessinger’s annual base salary is $355,000. She will be eligible for an annual long-term incentive grant with a grant date value of 175% of her base salary, which will be 50% performance-based restricted stock units that vest based on Company performance over a three-year period and 50% time-based restricted stock units that vest annually over three years. She will also be eligible for an annual short-term incentive with a target level of 50% of her base salary. Ms. Lessinger does not have an employment agreement. She is eligible for pay and benefits under Company policies including the Company’s Severance and Retirement Policy and the Change in Control Severance Plan.

There are no related party transactions between Ms. Lessinger and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Ms. Lessinger and any director, executive officer, or person nominated or chosen to be a director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure. *

On February 22, 2024, the Company issued a press release regarding Ms. Lessinger’s promotion, two other promotions, and Mr. Bailey’s departure. Abby Lee, who previously served as Senior Vice President, Marketing and Communications, has been promoted to Executive Vice President, Marketing, Communications, and Events. Susie Winders, who previously served as Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary, has been promoted to Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary. Both of these promotions are effective as of February 22, 2024. The press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
99.1	Earnings press release issued on February 22, 2024
99.2	Press release regarding leadership changes issued on February 22, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

*                 The information contained in Items 2.02, 7.01, and 9.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: February 22, 2024	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer